Omada Health Reports Third Quarter 2025 Results
Revenue of $68 million, up 49%; 53% Member Growth
Significant Reduction in Net Loss and First Quarter of Positive Adjusted EBITDA
Announces New GLP-1 Prescribing Offering

SAN FRANCISCO - November 6, 2025 - Omada Health, Inc. (Nasdaq: OMDA), the virtual between-visit healthcare provider, today reported financial results for the third quarter ended September 30, 2025.

2025 Third Quarter Highlights
•Total members of 831,000, up 53% compared with the third quarter of 2024
•Revenue of $68 million, up 49% compared with the third quarter of 2024
•Prescribing offering: announced plans to launch a new prescribing offering that will combine Omada’s evidence-based behavior change program with medication management for anti-obesity medications (AOMs), including GLP-1s; the offering will tailor support before, during, and after treatment–designed to help improve member health outcomes and the value of AOM spend
•Clinical differentiation: published 30th peer-reviewed manuscript, which demonstrated significant cost savings from Omada’s Joint & Muscle Health program, and released data showing that members in the analysis largely maintained their weight one year after discontinuing GLP-1 therapy — an outcome that challenges widespread assumptions of inevitable post-medication weight gain
•Omada Meal Map: launched Meal Map, an AI-powered nutrition experience that focuses on nutrient quality rather than calorie counting, building on OmadaSpark, the AI-driven nutrition education tool introduced earlier this year

“Our third quarter results demonstrate the strength of Omada’s multi-product platform in a moment of intense national focus on obesity-related chronic disease,” said Sean Duffy, Co-founder and CEO of Omada Health. “We also took important steps to deepen our innovation in GLP-1 care options and advance our AI capabilities, both aimed at delivering meaningful and sustainable outcomes for our members and cost savings for customers.”

Other Third Quarter 2025 Financial Highlights
•Gross margin of 66%, up from 63% in the third quarter of 2024
•Non-GAAP gross margin of 68%, up from 65% in the third quarter of 2024
•Net loss of $3 million, compared with a net loss of $9 million in the third quarter of 2024
•Adjusted EBITDA of $2 million compared with an adjusted EBITDA loss of $5 million in the third quarter of 2024
•Cash and cash equivalents of $199 million

Please see the Non-GAAP Financial Measures section below and reconciliations of GAAP to non-GAAP measures at the end of this press release.

Financial Outlook
For the year ending December 31, 2025, Omada expects:
•Revenue in the range of $251.5 million to $254.5 million, up from a prior range of $235 million to $241 million
•Adjusted EBITDA in a range of a $2 million loss to breakeven, up from a prior range of a $9 million to $5 million loss

We have not provided an outlook for net loss (GAAP) or a reconciliation of expected adjusted EBITDA to net loss (GAAP) because net loss (GAAP) on a forward-looking basis is not available without unreasonable effort due to the potential variability and complexity of the items that are excluded from adjusted EBITDA, such as interest expense and income; loss on debt extinguishment; provision for income taxes; depreciation and amortization; share-based compensation; change in fair value of warrant liabilities; amortization of intangible assets; and loss on disposal of property and equipment.

Conference Call

Omada Health will host a conference call at 1:30 p.m. PT/4:30 p.m. ET today, November 6, 2025, during which management will discuss third quarter results.

A live audio webcast of the call will be available online at https://investors.omadahealth.com. A replay will be available shortly after the conclusion of the call at the same link and will remain accessible for approximately 12 months.

Those participating via conference call can pre-register using the following link: https://register-conf.media-server.com/register/BI5d4433a45b724c1b8ea8701cdda592ab.

About Omada Health

Omada Health (Nasdaq: OMDA) is a virtual between-visit healthcare provider that addresses cardiometabolic conditions including diabetes, hypertension, prediabetes, and obesity, as well as musculoskeletal issues. Through specialized care tracks, Omada also supports members taking GLP-1s and other anti-obesity medications. Our unique approach of Compassionate Intelligence combines human-led care teams, connected devices, and AI-powered technology to deliver personalized care at scale.

With more than a decade of experience and data, and 30 peer-reviewed publications that showcase its clinical and economic results, Omada has served over one million members since launch across more than 2,000 customers, including health plans, health systems, and employers ranging in size from small businesses to Fortune 500s. Its evidence-based approach and commitment to bending the curve of chronic disease has earned the company multiple healthcare accreditations and recognition in the industry.

As a trusted partner in the healthcare ecosystem, Omada delivers measurable results that help improve health outcomes while containing healthcare costs. For more information, visit omadahealth.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements contained in this press release include, but are not limited to, statements we make regarding our plans to launch a new prescribing offering and the benefits of the offering, innovation in GLP-1 care options and advancement of AI capabilities, ability to deliver measurable results, business trends, growth prospects and future financial and operating results, and our financial outlook.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic and industry conditions and other factors. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, the following: our limited operating history and ability to manage our growth effectively; our history of net losses and ability to achieve or maintain profitability; the ability of our programs to achieve and maintain market acceptance; changes in the healthcare industry and competition; the growth and success of our customers and channel partners; the number of individuals covered by our programs and the number of our programs covered by our customers; the level of member engagement in our programs; our ability to maintain and grow customer and channel partner relationships; concentration of a substantial portion of our sales among a limited number of customers and channel partners; our ability to attract new customers and channel partners and increase member enrollment from existing and new customers and channel partners; our ability to increase the size of our organization; our dependence on a limited number of third-party suppliers; the impact of seasonality on our financial results; our ability to achieve widespread brand awareness and the impact of any negative media coverage; our ability to develop and release new programs and services; cybersecurity threats; our dependence on the interoperability of our programs and connected devices with third-party devices, operating systems and applications; changes in laws or regulations or the implementation of existing laws and regulations; compliance with privacy and security laws and regulations; our and our affiliated professional entities’ compliance with healthcare regulatory laws; any modification in U.S. Food and Drug Administration enforcement policies; our dependence on our relationships with affiliated professional entities; and other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is being filed at or around the date hereof.

All forward-looking statements in this press release are based only on information currently available to us and speak only as of the date on which they are made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required under applicable law.

Investor Relations Contact
Allan Kells
ir@omadahealth.com

Media Contact:
Rose Ramseth
press@omadahealth.com

Omada Health, Inc.
Consolidated Balance Sheets

(in thousands, except share and per-share amounts)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$198,627	$76,392
Accounts receivable, net (1)	41,446	23,417
Inventory	3,148	3,296
Deferred commissions, current	3,228	3,017
Prepaid expenses and other current assets	8,449	6,937
Total current assets	254,898	113,059
Property and equipment, net	7,537	5,625
Operating lease right-of-use asset	-	447
Deferred commissions, non-current	8,742	9,214
Intangible assets, net	2,853	4,263
Goodwill	13,240	13,240
Other assets	199	5,044
Total assets	$287,469	$150,892

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$5,344	$4,168
Accrued expenses and other current liabilities (2)	37,622	29,840
Operating lease liability, current	-	415
Deferred revenue (3)	27,157	19,530
Total current liabilities	70,123	53,953
Long term debt	-	29,771
Warrant liabilities, non-current	-	2,252
Other liabilities, non-current	-	285
Total liabilities	70,123	86,261
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value per share; no shares and 120,689 shares authorized as of September 30, 2025 and December 31, 2024, respectively; no shares and 118,219 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively, net of issuance costs	-	449,034
Stockholders’ equity (deficit)
Common stock, $0.001 par value per share; 750,000 and 181,500 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 57,887 and 8,157 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	58	8
Additional paid-in capital	679,191	59,555
Accumulated deficit	(461,903)	(443,966)
Total stockholders’ equity (deficit)	217,346	(384,403)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$287,469	$150,892

(1)Includes amounts from a related party of $29.3 million and $13.2 million as of September 30, 2025 and December 31, 2024, respectively.
(2)Includes amounts from a related party of $5.2 million and $2.2 million as of September 30, 2025 and December 31, 2024, respectively.
(3)Includes amounts from a related party of $20.3 million and $13.2 million as of September 30, 2025 and December 31, 2024, respectively.

Omada Health, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per-share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Services (1)	$62,936	$42,096	$169,392	$112,351
Hardware (2)	5,094	3,419	14,972	9,471
Total revenue	68,030	45,515	184,364	121,822
Cost of revenue
Services (3)	12,654	10,631	38,071	31,686
Hardware	10,305	6,322	29,016	19,392
Total cost of revenue	22,959	16,953	67,087	51,078
Gross profit	45,071	28,562	117,277	70,744
Operating expenses
Research and development (4)	10,301	8,850	29,131	26,733
Sales and marketing (5)	22,943	17,577	65,431	49,964
General and administrative (6)	14,340	10,659	37,968	30,601
Total operating expenses	47,584	37,086	132,530	107,298
Operating loss	(2,513)	(8,524)	(15,253)	(36,554)
Other income (expense), net
Interest expense	(353)	(1,147)	(2,521)	(3,409)
Interest income	2,009	17	3,414	631
Loss on debt extinguishment	(2,109)	-	(2,109)	-
Change in fair value of warrant liabilities	(212)	428	(1,468)	445
Total other expense, net	(665)	(702)	(2,684)	(2,333)
Loss before provision for income taxes	(3,178)	(9,226)	(17,937)	(38,887)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(3,178)	$(9,226)	$(17,937)	$(38,887)

Net loss per share - basic and diluted	$(0.06)	$(1.18)	$(0.61)	$(5.09)

Weighted-average shares outstanding - basic and diluted	57,658	7,788	29,421	7,644

(1)Includes amounts from a related party of $41.8 million and $23.5 million for the three months ended September 30, 2025 and 2024, respectively and $108.2 million and $62.1 million for the nine months ended September 30, 2025 and 2024, respectively.
(2)Includes amounts from a related party of $3.0 million and $1.7 million for the three months ended September 30, 2025 and 2024, respectively and $9.0 million and $4.7 million for the nine months ended September 30, 2025 and 2024, respectively.
(3)Includes amounts from a related party of $1.4 million and $0.8 million for the three months ended September 30, 2025 and 2024, respectively and $3.8 million and $2.5 million for the nine months ended September 30, 2025 and 2024, respectively.
(4)Includes amounts from a related party of $0.6 million and $0.5 million for the three months ended September 30, 2025 and 2024, respectively and $1.6 million and $1.3 million for the nine months ended September 30, 2025 and 2024, respectively.
(5)Includes amounts from a related party of $7.1 million and $3.8 million for the three months ended September 30, 2025 and 2024, respectively and $19.3 million and $11.0 million for the nine months ended September 30, 2025 and 2024, respectively.
(6)Includes amounts from a related party of $0.4 million and $0.3 million for the three months ended September 30, 2025 and 2024, respectively and $1.1 million and $0.8 million for the nine months ended September 30, 2025 and 2024, respectively.

Omada Health, Inc.
Share-based Compensation Summary

(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Services cost of revenue	$33	$57	$104	$162
Research and development	611	458	1,634	1,255
Sales and marketing	1,049	614	2,663	1,981
General and administrative	1,843	1,031	4,809	3,710
Total share-based compensation expense	$3,536	$2,160	$9,210	$7,108

Omada Health, Inc.
Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(17,937)	$(38,887)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,044	3,525
Share-based compensation	9,210	7,108
Loss on debt extinguishment	2,109	-
Loss on disposal of property and equipment	2	2
Amortization of debt issuance costs	285	291
Non-cash operating lease expense	447	541
Change in fair value of warrants	1,468	(445)
Provision for credit losses (1)	1,485	751
Amortization of deferred commissions	2,467	1,901
Changes in operating assets and liabilities	-	-
Accounts receivable (2)	(19,514)	(9,676)
Inventory	148	1,845
Prepaid expenses and other current assets	(1,570)	(656)
Deferred commissions	(2,319)	(4,872)
Other non-current assets	181	331
Accounts payable	1,373	1,488
Operating lease liabilities	(415)	(581)
Accrued expenses and other current liabilities (3)	7,782	1,682
Deferred revenue (4)	7,627	7,825
Other non-current liabilities	-	135
Net cash used in operating activities	(3,127)	(27,692)

Investing activities
Purchases of property and equipment	(1,123)	(412)
Capitalized internal-use software costs	(3,363)	(2,482)
Net cash used in investing activities	(4,486)	(2,894)

Financing activities
Proceeds from exercise of stock options	5,993	2,045
Payment of deferred offering costs	(4,284)	(3,367)
Repayment of debt principal	(30,963)	-
Payment of debt extinguishment costs	(1,430)	-
Proceeds from initial public offering, net of underwriting discounts and commissions	160,532	-
Net cash provided by (used in) financing activities	129,848	(1,322)

Net increase (decrease) in cash and cash equivalents	122,235	(31,908)
Cash and cash equivalents at beginning of period	76,392	115,643
Cash and cash equivalents at end of period	$198,627	$83,735
(1)Includes changes in related party balances of $0.5 million and $0.1 million for the nine months ended September 30, 2025 and 2024, respectively.
(2)Includes changes in related party balances of $15.6 million and $6.5 million for the nine months ended September 30, 2025 and 2024, respectively.
(3)Includes changes in related party balances of $3.0 million and $0.8 million for the nine months ended September 30, 2025 and 2024, respectively.
(4)Includes changes in related party balances of $7.1 million and $5.7 million for the nine months ended September 30, 2025 and 2024, respectively.

Non-GAAP Financial Measures

We use certain financial measures not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) to supplement the financial information in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We define non-GAAP gross profit and non-GAAP gross margin as gross profit and gross margin, excluding share-based compensation expense, amortization of intangible assets, and depreciation and amortization.

We define adjusted EBITDA as net loss and comprehensive loss reported on our consolidated statements of operations, excluding the impact of interest expense, interest income, change in fair value of warrant liabilities, loss on debt extinguishment, provision for income taxes, share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment.

Free cash flow is net cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs.

We believe these non-GAAP financial measures, when taken collectively with GAAP financial information, are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making. However, there are a number of limitations related to the use of non-GAAP financial measures. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Metric

Total Members: A member is a person who is enrolled in one of our virtual care programs and that generated a billing event in the preceding 12 months. We believe growth in the number of members is a key indicator of the performance of our business for both investors and management as we monitor the performance of our business, as members primarily drive services revenue. The number of members depends, in part, on our ability to successfully market our services to new customers and channel partners, our ability to sell additional programs to existing customers and channel partners, and our ability to promote awareness of our programs among covered individuals and to encourage their enrollment.

Reconciliation of GAAP to Non-GAAP Financial Measures

The following tables reconcile to the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Adjusted EBITDA

(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands, except percentages)
GAAP net loss and comprehensive loss	$(3,178)	$(9,226)	$(17,937)	$(38,887)
Add:
Interest expense	353	1,147	2,521	3,409
Interest income	(2,009)	(17)	(3,414)	(631)
Change in fair value of warrant liabilities	212	(428)	1,468	(445)
Loss on debt extinguishment	2,109	—	2,109	—
Provision for income taxes	—	—	—	—
Share-based compensation expense	3,536	2,160	9,210	7,108
Amortization of intangible assets	439	502	1,411	1,506
Depreciation and amortization(1)	920	727	2,633	2,019
Loss on disposal of property and equipment	1	—	3	1
Adjusted EBITDA	$2,383	$(5,135)	$(1,996)	$(25,920)
GAAP net loss and comprehensive loss margin (as a percentage of revenue)	(4.7)%	(20.3)%	(9.7)%	(31.9)%
Adjusted EBITDA margin (as a percentage of revenue)	3.5%	(11.3)%	(1.1)%	(21.3)%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands, except percentages)
GAAP gross profit	$45,071	$28,562	$117,277	$70,744
Add:
Share-based compensation expense	33	57	104	162
Amortization of intangible assets	439	439	1,317	1,317
Depreciation and amortization(1)	839	623	2,366	1,723
Non-GAAP gross profit	46,382	29,681	121,064	73,946
GAAP gross margin (as a percentage of revenue)	66.3%	62.8%	63.6%	58.1%
Non-GAAP gross margin (as a percentage of revenue)	68.2%	65.2%	65.7%	60.7%

GAAP Research and development expense	$10,301	$8,850	$29,131	$26,733
Less:
Share-based compensation expense	611	458	1,634	1,255
Depreciation and amortization (1)	23	23	61	64
Non-GAAP research and development expense	$9,667	$8,369	$27,436	$25,414
Non-GAAP research and development expense (as a % of revenue)	14%	18%	15%	21%

GAAP Sales and marketing expense	$22,943	$17,577	$65,431	$49,964
Less:
Share-based compensation expense	1,049	614	2,663	1,981
Amortization of intangible assets	—	63	94	189
Depreciation and amortization (1)	31	32	87	90
Non-GAAP sales and marketing expense	$21,863	$16,868	$62,587	$47,704
Non-GAAP sales and marketing expense (as a % of revenue)	32%	37%	34%	39%

GAAP General and administrative expense	$14,340	$10,659	$37,968	$30,601
Less:
Share-based compensation expense	1,843	1,031	4,809	3,710
Depreciation and amortization (1)	27	49	119	142
Loss on disposal of property and equipment	1	1	3	2
Non-GAAP general and administrative expense	$12,469	$9,578	$33,037	$26,747
Non-GAAP general and administrative expense (as a % of revenue)	18%	21%	18%	22%

GAAP operating expense	$47,584	$37,086	$132,530	$107,298
Less:
Share-based compensation expense	3,503	2,103	9,106	6,946
Amortization of intangible assets	—	63	94	189
Depreciation and amortization (1)	81	104	267	296
Loss on disposal of property and equipment	1	—	3	1
Non-GAAP operating expense	$43,999	$34,816	$123,060	$99,866
GAAP operating expense (as a % of revenue)	69.9%	81.5%	71.9%	88.1%
Non-GAAP operating expense (as a % of revenue)	64.7%	76.5%	66.7%	82.0%

Omada Health, Inc.
Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)
(unaudited)
	Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(3,127)	$(27,692)
Purchases of property and equipment	(1,123)	(412)
Capitalized internal-use software development costs	(3,363)	(2,482)
Free Cash Flow	$(7,613)	$(30,586)
Other cash flow components:
Net cash used in investing activities	$(4,486)	$(2,894)
Net cash used in (provided by) financing activities	$129,848	$(1,322)